  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                           ATLANTIC RICHFIELD COMPANY

                                                               CUSIP
                                   [        ]

                % EXCHANGEABLE NOTES DUE     , 199  (THE "NOTES")
    (SUBJECT TO EXCHANGE AT MATURITY INTO SHARES OF COMMON STOCK, PAR VALUE
              $1.00 PER SHARE, OF LYONDELL PETROCHEMICAL COMPANY)

NO. 1                                                              $ 150,000,000

  ATLANTIC RICHFIELD COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called "ARCO"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum
of $150,000,000 (or $      per Exchangeable Note) at the office or agency of
ARCO in the Borough of Manhattan, The City of New York, on     , 199  in such
coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts (subject to the mandatory exchange provisions at Maturity discussed below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months)
thereon quarterly on       ,     ,     and       in each year (individually
referred to as an "Interest Payment Date" and collectively as the "Interest
Payment Dates"), commencing    , 1994, and at Maturity, at the rate per annum
specified in the title of this note from     , 1994, or from the most recent
Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of
business on the Regular Record Date for such interest, which shall be      ,
    ,    , or      , as the case may be, next preceding such Interest Payment
Date, provided that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or the Notes) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

  At Maturity, the foregoing principal amount of this Note will be mandatorily exchanged into a number of shares of Common Stock, par value $1.00 per share ("Lyondell Common Stock"), of Lyondell Petrochemical Company ("Lyondell") at the Exchange Rate (as defined below) and, as a result, the Holder of this Note will not necessarily receive an amount equal to the principal amount hereof. The "Exchange Rate" is equal to, subject to adjustment as a result of certain dilution events relating to the Lyondell Common Stock as provided for in the Indenture, (a) if the Maturity Price (as defined below) per share of Lyondell
Common Stock is greater than or equal to $     per share of Lyondell Common
Stock (the "Threshold Appreciation Price"),        shares of Lyondell Common
Stock per Note, (b) if the Maturity Price is less than the Threshold
Appreciation Price but is greater than $     per share of Lyondell Common Stock
(the "Initial Price"), a fractional share of Lyondell Common Stock per Note so that the value thereof (determined at the Maturity Price) is equal to the Initial Price and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Lyondell Common Stock per Note. No fractional shares of Lyondell Common Stock will be issued at Maturity as provided in the Indenture. Notwithstanding the foregoing, ARCO may, at its option in lieu of delivering shares of Lyondell Common Stock, deliver cash in an amount equal to the value of such number of shares of Lyondell Common Stock at the Maturity Price.

  The "Maturity Price" of the Lyondell Common Stock is defined as the average Closing Price per share of Lyondell Common Stock on the 20 Trading Days immediately prior to, but not including, Maturity. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by ARCO. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in the City of New York are open for business.

  Interest on this Note will be payable, and delivery of Lyondell Common Stock (or, at ARCO's option, cash in an amount equal to the value of such Lyondell Common Stock) in exchange for the principal amount of this Note at Maturity will be made upon surrender of this Note, at the office or agency of ARCO maintained for that purpose in the City of New York, New York, and payment of interest on (and, if ARCO elects not to deliver Lyondell Common Stock upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of ARCO payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register at the close of business on the Regular Record Date.

  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

  This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of ARCO (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, ARCO and the Holders of the Securities.

  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Note is one of a duly authorized issue of notes of the series above (hereinafter called the "Notes") of ARCO, which series is limited to [39,921,400] Exchangeable Notes; all such Notes issued and to be issued under an indenture dated as of January 1, 1992 between ARCO and The Bank of New York, as Trustee, (as supplemented by a First Supplemental Indenture, dated as of May 1, 1994) (herein collectively the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Notes and of the rights, obligation, duties and immunities of the Trustee for each series of Notes and of ARCO, and the terms upon which the Notes are and are to be authenticated and delivered. This Note is one of a series of the
Notes designated   % Exchangeable Notes due     , 199 .

  The Notes may not be redeemed prior to Maturity.

  If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

  The Indenture contains provisions permitting ARCO and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount at Stated Maturity of the Securities at the time outstanding of each series affected by such supplemental indenture or indentures, evidenced as provided in the Indenture, to execute supplemental indentures adding any of the provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture as such provisions apply to such Securities or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall without the consent of the Holder of each outstanding Security affected thereby (i) extend the fixed maturity of any Security or reduce the rate or extend the time of payment of interest thereon or reduce the principal thereof or the time during which premium is payable thereon or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that provided in the Securities, or (ii) reduce the percentage in principal amount at Stated Maturity of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults under and their consequences provided for in the Indenture, or (iii) change the terms under which the Exchangeable Notes are exchangeable as set forth in
Section 16 of the Indenture without the consent of the Holders of each Exchangeable Note so affected. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of ARCO, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the manner herein prescribed.

  As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Note Register of ARCO, upon surrender of this Note for registration of transfer at the office or agency of ARCO to be maintained for that purpose in the City of New York, or at any other office or agency of ARCO maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to ARCO and the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

  No service charge shall be made for any such transfer or exchange, but ARCO may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

  Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

  Prior to due presentment for registration of transfer of this Note, ARCO, the Trustee any paying agent and any Note registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than ARCO, any Note registrar or the Trustee), for the purpose of receiving payment hereof or on account hereof, and for all other purposes (subject to the provisions of the first paragraph hereof), and neither ARCO nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary.

  No recourse for the payment of the principal of or premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of ARCO in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of ARCO or of any successor corporation, either directly or through ARCO or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

  Terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

  IN WITNESS WHEREOF, Atlantic Richfield Company has caused this instrument to be signed, manually or by facsimile, by its Chairman of the Board, its President or one of its Vice Presidents and by its Treasurer or one of its Assistant Treasurers, and its corporate seal to be printed, engraved or otherwise reproduced hereon, by facsimile or otherwise.

                           ATLANTIC RICHFIELD COMPANY




By___________________________________     By___________________________________
     Vice President and Treasurer                  Chairman of the Board


Dated:               , 1994

  This is one of the securities issued under the within-mentioned Indenture.

                                                      , as Trustee



Dated:               , 1994               By___________________________________
                                                    Authorized Officer